Exhibit h-2

                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     BETWEEN

               CERTAIN INVESTMENT COMPANIES MANAGED BY FRED ALGER
                MANAGEMENT INC., AS LISTED ON SCHEDULE A HERETO

                                       AND

                       STATE STREET BANK AND TRUST COMPANY


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                                         TABLE OF CONTENTS

                                                                            PAGE

1.    Terms of Appointment and Duties ......................................   1
2.    Third Party Administrators for Defined Contribution Plans ............   8
3.    Service Levels .......................................................   8
4.    Fees and Expenses ....................................................  10
5.    Representations and Warranties of the Transfer Agent .................  11
6.    Representations and Warranties of the Funds ..........................  11
7.    Wire Transfer Operating Guidelines/Articles 4A
      of the Uniform Commercial Code .......................................  12
8.    Data Access and Proprietary Information ..............................  14
9.    Indemnification ......................................................  17
10.   Standard of Care .....................................................  18
11.   Covenants of the Funds and the Transfer Agent ........................  19
12.   Termination of Agreement .............................................  19
13.   Assignment and Third Party Beneficiaries .............................  21
14.   Subcontractors .......................................................  22
15.   Miscellaneous ........................................................  22
16.   Additional Funds .....................................................  24


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                       TRANSFER AGENCY AND SERVICE AGREEMENT


AGREEMENT made as of the 22nd day of November, 2004, by and between certain investment companies managed by Fred Alger Management INC., as listed on Schedule A hereto (each, a "Fund" and collectively, the "Funds"), each having its principal office and place of business at 30 Montgomery Street, Jersey City, New Jersey 07302, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Transfer Agent").

WHEREAS, the Funds are authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Funds currently have shares outstanding in twenty three (23) series, three of which are synonymous with the respective Fund. and each such series shall be named in the attached Schedule A which may be amended by the parties from time to time (each such series, together with any other series subsequently established by the Funds and made subject to this Agreement in accordance with SECTION 16, being herein referred to AS a "Portfolio", and collectively as the "Portfolios"); and

WHEREAS, each Fund, on behalf of its Portfolios, desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent, recordkeeper for certain retirement plans and agent in connection with certain other activities, each Fund desires to contract individually for such services and the Transfer Agent desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.     TERMS OF APPOINTMENT AND DUTIES

   1.1 TRANSFER AGENCY SERVICES. Subject to the terms and conditions set forth in this Agreement, each Fund, on behalf of its Portfolios, hereby appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as its transfer agent for the Fund's authorized and issued shares of beneficial interest ("Shares"), dividend disbursing agent, recordkeeper for certain retirement plans and agent in connection with ANY accumulation, open-account or similar plan provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program. In accordance with procedures established from time to time by agreement between each Fund, on behalf of each of its Portfolios, as applicable, and the Transfer Agent, the Transfer Agent agrees that it will perform the following services for each Fund:

       (a) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund


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              authorized pursuant to the applicable Articles of Incorporation or
              Declaration of Trust, as the case may be, of the Fund (the "Custodian").

       (b) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account.

       (c) Send to the vendor designated by the Fund a file consisting of information the vendor will use to generate confirmation statements in such form as the Fund and the Transfer Agent agree upon from time to time.

       (d)    Receive  for   acceptance   redemption   requests  and  redemption
              directions and deliver the appropriate documentation thereof to the Custodian setting forth the number of shares of the applicable Fund and Portfolio thereof to be redeemed. Such redemptions shall be reflected on appropriate accounts maintained by the Transfer Agent reflecting outstanding shares of the Fund and Shares attributed to individual accounts.

       (e) In respect of the transactions in items (a), (b) and (d) above, execute transactions directly with broker-dealers authorized by the Funds.

       (f) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders in accordance with procedures described in the Fund's prospectus as most recently provided by the Fund to the Transfer Agent.

       (g) Promptly after Transfer Agent has received written instructions from the Fund that the sale of Shares of the Fund has been suspended or discontinued, the Transfer Agent shall prohibit the issuance of any Shares of the Fund.

       (h) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions.

       (i) Prepare and transmit payments for dividends and distributions declared by the Fund, on behalf of the applicable Portfolio. The Transfer Agent will, on the designated payment date, automatically reinvest all dividends in additional Shares, unless the Shareholder has requested otherwise, at net asset values on the payment date.

       (j) Without any further action by the Board of Trustees or any officer of The China-U.S. Growth Fund or Castle Convertible Fund, Inc., issue replacement certificates for certificates for Shares of either such Fund alleged to have been lost, stolen or destroyed upon receipt by the Transfer Agent of properly executed affidavits and lost certificate bonds, satisfactory to the Transfer Agent, naming the Fund and the Transfer Agent as obligors under the bond.


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       (k)    (i) In the event that any check or other  order for the payment of money is returned unpaid for any reason or is rejected by the Transfer Agent, (i) give prompt notice of such return to the Fund and electronically send copies of all check writing drafts the Transfer Agent is rejecting for review by the Fund; (ii) cancel the purchase order against all Shares issued in exchange for such check or order, and (iii) take such other action as the Fund and Transfer Agent agree is appropriate.

              (ii) Issue replacement checks and place stop orders on original checks based on the Shareholder's representation that a check was not received or was lost. Such stop orders and replacements will be deemed to have been made at the request of the Fund, and the Fund shall be responsible for all losses or claims resulting from such replacement in the absence of the Transfer Agent's negligence, bad faith or willful misconduct.

       (1) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing, which shall include, but not be limited to, the number of Shares held by each holder of record, the holder's name or names, address and taxpayer identification numbers and whether the Shares are held in certificated or uncertificated form; and

       (m) Record the issuance of Shares of the Fund and maintain pursuant to Securities and Exchange Commission (the "SEC") Rule 17Ad-l0(e) of the Securities Exchange Act of 1934 a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Transfer Agent shall also provide the Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

       (n) Within approximately 15 days of each calendar quarter-end, at the request of the Funds, the Transfer Agent shall certify in a form to be determined by the Funds and the Transfer Agent whether it has complied with the terms of the Agreement, including whether it has identified and disclosed to the Funds all significant deficiencies and material weaknesses in the design and operation of internal controls which are reasonably likely to adversely affect the Transfer Agent's ability to perform its obligations and responsibilities under the Agreement.

       (O) (i) RETIREMENT ACCOUNTS. With respect to certain retirement plans or accounts (such as individual retirement accounts ("IRAS"), SIMPLE IRAs, SEP IRAs, Roth IRAs. Coverdell Education Savings
              Accounts   and   403(b)   Plans   (such   accounts,   "Retirement
              Accounts")), for which one or more Funds are investment options, the Transfer Agent, at the request of the Funds, may provide or arrange for the provision of appropriate prototype plans AS well AS provide or arrange for the provision of various services to such plans and/or accounts which services may include account


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              set-up,  maintenance,  and  disbursement  as well  as  such  other services AS the parties hereto shall mutually agree upon.

              (ii) REVIEW AND MAINTENANCE OF FUND PROTOTYPE RETIREMENT PLANS OR ACCOUNT MATERIALS.

              (1) If one or more Fund provides or arranges for the provision of retirement plan prototypes or account materials (the "Fund Prototype(s)") for use in connection with a Retirement Account or Accounts, such Funds will appoint an affiliate of Fred Alger Management, Inc. as custodian or trustee.

              (2) Each such Fund agrees that its Fund Prototypes will comply with applicable sections of the Internal Revenue Code of 1986, AS amended (the "Code"), and regulations promulgated thereunder as in effect at the time. Each such Fund will be responsible for establishing, maintaining, and updating its Fund Prototypes in compliance with the Code and all other applicable federal or state law or regulations, when changes in the law require such updating, and may rely on the provider of the Fund Prototypes to maintain and update the Fund Prototypes.

              (3) Each such Fund agrees that its Fund Prototypes are the responsibility of the Fund and further agrees that it will indemnify, defend, and hold harmless the Transfer Agent, its affiliates, successors, representatives, and assigns from and against any and all losses, damages, costs, charges, expenses, including reasonable fees for counsel, taxes, penalties and liabilities (collectively, "Losses") arising out of or attributable to the use of a Fund Prototype by the Funds, its agents, employees, representatives, or any other person acting on the Fund's behalf to the extent the provider of the Fund Prototype so indemnifies the Funds, except however to the extent that such Losses arise out of or are attributable to the negligence, bad faith, or willful misconduct of the Transfer Agent (or its agents, affiliates, successors, or assigns), unless such negligence is a result of complying with a Fund Prototype. This indemnification obligation will survive termination of this Agreement.

              (4) Each such Fund agrees that any modifications made by the Funds to a Fund Prototype without the Transfer Agent's written consent shall not increase the liabilities or responsibilities of the Transfer Agent or that of such affiliate as custodian or limit the Transfer Agent's ability or that of such affiliate to resign as custodian as provider hereunder. The Fund will furnish the Transfer Agent with a copy of each Fund Prototype. The Transfer Agent or its affiliates shall not be required to review, comment, or advise on such Fund Prototypes.

       (p) GERMAN REGISTERED FUNDS. The Transfer Agent agrees to provide certain services for Funds registered for sale in Germany, said Funds and services as set forth on Schedule 1.1(p) attached hereto.


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       (q)    Cooperate with each Fund by providing systems access,  reports and file transmissions that the Fund may use to monitor the sales practices of such Fund in accordance with (a) procedures described in the applicable Fund's prospectus and statement of additional information, and (b) applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies and authorities, such as the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Such sales practices shall included, but not be limited to, provisions relating to frequent or short-term trading, and late trading.

       (r)    CLOSED-END   FUND.  The  Transfer  Agent  agrees  to  provide  the
              following additional services for Castle Convertible Fund, Inc., a closed-end fund:

              (i) Act as agent for Shareholders pursuant to dividend reinvestment plans, and other investment programs as amended from time to time in accordance with the terms of the agreements relating thereto to which the Transfer Agent is or will be a party;

              (ii) Receive all payments made to the Fund or the Transfer Agent under any dividend reinvestment plan, direct stock purchase plan, and other investment plans and make all payments required to be made under such plans, including all payments required to be made to the Fund.

1.2 ADDITIONAL SERVICES. In addition to, and neither in lieu nor in contravention of, the services set forth in the above paragraph, the Transfer Agent shall perform the following services:

       (a) OTHER CUSTOMARY SERVICES. Perform the customary services of a transfer agent, dividend disbursing agent, recordkeeper of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, including purging all closed accounts as the Fund directs, preparing Shareholder meeting lists, Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing activity statements for Shareholders, and providing Shareholder account information;

       (b) CONTROL BOOK (ALSO KNOWN AS "SUPER SHEET"). Maintain a daily record and produce a daily report for each Fund of all transactions and receipts and disbursements of money and securities and to use its best efforts to deliver a copy of such report for the Fund for each business day to each Fund no later than 9:00 AM Eastern Time, or such earlier time as each Fund may reasonably require, on the next business day;


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       (c)    "BLUE SKY" REPORTING. Each open-end Fund shall (i) identify to the
              Transfer Agent in writing those transactions and assets to be treated as exempt from blue sky reporting for each state and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Transfer Agent for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and providing a system which will enable the Fund to monitor the total number of Shares sold in each
              State:

       (d) NATIONAL SECURITIES CLEARING CORPORATION (THE "NSCC"). (i) accept and effectuate the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the NSCC on behalf of NSCC's participants, including the Funds), in accordance with, instructions transmitted to and received by the Transfer Agent by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of authorized persons, as hereinafter defined on the dealer file maintained by the Transfer Agent; (ii) issue instructions to Fund's banks for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants); (iii) provide account and transaction information from the affected Fund's records on DST Systems, Inc. computer system TA2000 ("TA2000 System") in accordance with NSCC's
              Networking and Fund/SERV rules for those broker-dealers; (iv) maintain Shareholder accounts on TA2000 System through Networking; and (v) maintain the current version of NSCC functionality and any other future mutual fund processing capabilities provided by NSCC;

       (e) SHAREHOLDER/BROKER SERVICES. Respond as appropriate to all inquiries and communications from Shareholders/Brokers relating to Shareholder accounts with respect to its duties hereunder and as may be from time to time mutually agreed upon between the Transfer Agent and each Fund. The Transfer Agent shall provide each Fund with reports concerning shareholder inquiries and the responses thereto by the Transfer agent, in such form and at such times as are agreed to by the Fund and the Transfer Agent;

       (f) NEW PROCEDURES. New procedures as to who shall provide certain of these services in SECTION 1 may be established in writing from time to time by agreement between each Fund and the Transfer Agent. The Transfer Agent may at times perform only a portion of these services and each Fund or its agent may perform these services on each Fund's behalf;

       (g) TELEPHONE SUPPORT SERVICES. If the parties elect to have the Transfer Agent provide telephone suppon services under this Agreement, the parties will agree to such services, fees and sub-contracting as stated in Schedule 1.2(G) entitled "Telephone Support Services" attached hereto;


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       (h)    ANTI-MONEY  LAUNDERING ("AML")  DELEGATION.  If the Funds elect to delegate to the Transfer Agent certain AML duties under this Agreement, the parties will agree to such duties and terms as stated in the attached schedule ("Schedule 1.2(h) entitled "AML Delegation") which may be changed from time to time subject to mutual written agreement between the parties. In consideration of the performance of the duties by the Transfer Agent pursuant to this section 1.2(h), each Fund agrees to pay the Transfer Agent for the reasonable administrative expense that may be associated with such additional duties in the amount as the parties may from time to time agree in writing in accordance with SECTION 4 (Fees and Expenses) below;

       (i) RECORD KEEPING AND OTHER INFORMATION. (i) The Transfer Agent shall create and maintain all necessary records in accordance with all applicable law, rules and regulations, including but not limited to, records of all issued and unpaid redemption checks, records required by Section 31(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), and those records pertaining to the various functions performed by the Transfer Agent under this Agreement. All records shall be available for inspection and use by the Funds during regular business hours. Where applicable, the records shall be maintained by the Transfer Agent for the periods and in the places required by Rule 31a-2 under the 1940 Act. (ii) Upon reasonable notice by a Fund, the Transfer Agent shall make available during regular business hours such of its facilities and premises employed in connection with the performance of its duties under this Agreement for reasonable visitation by the Fund, or any other person retained by the Fund as may be necessary for the Fund to evaluate the quality of the services performed by the Transfer Agent pursuant hereto. The Transfer Agent will provide each Fund with remote access to its various systems, including but not limited to, TA2000, AWD, Power Select and DST vision. (iii) The Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent hereunder are the property of the Fund and will be preserved, maintained and made available for inspection and use by the Fund in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request;

       (j) CORPORATE ACTIONS. To the extent that a Fund elects to engage the Transfer Agent to provide the following services, the Fund shall engage the Transfer Agent to provide such services upon terms and fees to be agreed upon by the parties: corporate actions (including inter alia, odd lot buy backs, exchanges, mergers, redemptions, subscriptions, capital reorganization, coordination of post-merger services and special meetings); and

       (k) In addition to the duties set forth herein, the Transfer Agent shall perform such other duties and functions, and shall be paid such amounts therefore, as may from time to time be agreed upon in writing between the Fund and the Transfer Agent.


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2.     THIRD PARTY ADMINISTRATORS FOR DEFINED CONTRIBUTION PLANS

   2.1 One or more Funds may decide to make available to certain of their customers a qualified plan program (the "Program") pursuant to which the customers ("Employers") may adopt certain plans of deferred compensation ("Plan or Plans") for the benefit of the individual Plan participant (the "Plan Participant"), such Plan(s) being qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code") and administered by third party administrators which may be plan administrators as defined in the Employee Retirement Income Security Act of 1974, as amended (the "TPA(s)").

   2.2 In  accordance  with  the  procedures established in the initial Schedule
       2.1 entitled "Third Party Administrator Procedures", as may be amended by the Transfer Agent and each Fund from time to time ("Schedule 2.1", the Transfer Agent shall:

       (a) Treat Shareholder accounts established by the Plans in the name of the Trustees, Plans or TPA's as the case may be as omnibus accounts;

       (b) Maintain omnibus accounts on its records in the name of the TPA or its designee as the Trustee for the benefit of the Plan; and

       (c) Perform all services under Section 1 as Transfer Agent of the Funds and not as a record-keeper for the Plans.

   2.3 Transactions   identified  under  SECTION 2  of  this  Agreement shall be deemed exception services ("Exception Services") when such transactions:

       (a) Require the Transfer Agent to use methods and procedures other than those usually employed by the Transfer Agent to perform services under Section 1 of this Agreement;

       (b) Involve the provision of information to the Transfer Agent after the commencement of the nightly processing cycle of the TA2000 System; or

       (c) Require more manual intervention by the Transfer Agent, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System than is usually required by non-retirement plan and pre-nightly transactions.

3.     SERVICE LEVELS

   3.1 SERVICE LEVEL SCHEDULE. Schedule 3.1 to this Agreement specifies key performance indicators and delivery benchmarks in respect of the services to be provided by the Transfer Agent pursuant to this Agreement (the "Services"), and reflects the performance goals of the parties from time to time (the "Service Levels").

   3.2 PERFORMANCE OF SERVICES; QUALITY LEVEL. The Transfer Agent shall provide the Services (a) in a professional and workmanlike manner, (b) with commercially reasonable care and


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       skill,  (c) with  customer and technical  support in accordance  with the standards set forth in Schedule 3.1 and (d) at a minimum, at the Service Levels set forth in Schedule 3.1. The Transfer Agent understands that timely performance by the Transfer Agent of all Services and timely delivery of all deliverables required hereunder is required by each Fund.

   3.3 ADJUSTMENT OF SERVICE LEVELS. Each Fund and the Transfer Agent may, at any time upon notice to the other, initiate negotiations to review and, upon written agreement by both the Transfer Agent's account manager and each Fund's designated representative, amend Schedule 3.1 to alter any Service Level which either party, in good faith, believes is inappropriate at the time.

   3.4 ROOT-CAUSE ANALYSIS. Without limiting each Fund's rights and remedies hereunder, at law or in equity, Transfer Agent will use its best efforts within three (3) business days of receipt of a notice from a Fund with respect to any material failure by the Transfer Agent to provide the Services at the appropriate Service Levels, the Transfer Agent shall, as part of the Services, (a) perform a root-cause analysis to identify the cause of such failure, (b) provide the Fund with a report detailing the cause of, and procedure for correcting, such failure and (c) to the extent possible correct such failure in accordance with the Service Levels.

   3.5 MEASUREMENT AND MONITORING. As part of the Services, the Transfer Agent shall implement the necessary measurement and monitoring tools and procedures required to measure and report the Transfer Agent's performance of the Services against the applicable Service Levels. Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the Service Levels and shall be subject to audit by each Fund in accordance with this Agreement. The Transfer Agent shall provide each Fund with information and access to such tools and procedures upon request, for purposes of verification, and shall furnish each Fund with monthly reports setting forth the Transfer Agent's performance of the Services against the applicable Service Levels. Through the term of this Agreement, and as a part of the Services, the Transfer Agent shall maintain and provide to each Fund (a) all reports in content and format specified by each Fund and reasonably agreed to by the Transfer Agent in writing from time to time, in both a hardcopy and an electronic form and (b) such documentation and information as may be reasonably requested by each Fund from time to time in order to verify the accuracy of the reports. At each Fund's request, the Transfer Agent shall promptly correct any material errors or inaccuracies in the reports.

   3.6 LIABILITY RELATING TO SERVICE LEVELS. Notwithstanding anything contained in Sections 4.6 and 12.4(e) herein, the fact that the Transfer Agent has met the Service Levels shall not relieve the Transfer Agent of any liability that it might otherwise have under this Agreement in the performance of its duties hereunder.

4.     FEES AND EXPENSES

   4.1 FEE SCHEDULE. For the performance by the Transfer Agent pursuant to this Agreement, each Fund agrees to pay the Transfer Agent an annual maintenance fee for each Shareholder account as set forth in the attached fee schedule ("Schedule 4.1"). Such fees and out-of-pocket expenses and advances identified under SECTION 4.2 below may be changed from time to time subject to mutual written agreement between each Fund and the Transfer Agent.

   4.2 OUT-OF-POCKET EXPENSES. In addition to the fee paid under SECTION 4.1 above, each Fund agrees to reimburse the Transfer Agent for out-of-pocket expenses, including but not limited to: those arising in connection with the German registered funds, escheatment processing, Literature Orders and AWD licensing fees, confirmation statements, investor statements, postage, long distance telephone calls, records retention, AMUCIP, customized programming/enhancements requested in writing by the Fund, NSCC charges, fax in line, state tax reporting, Fan Web, Fan Mail, TA 2000, federal wire fees, transcripts. microfilm, microfiche, hardware at the Fund's facilities, telecommunications/network configuration, mailing and tabulating proxies, records storage, or advances incurred by the Transfer Agent for the items set out in Schedule 3.1 attached hereto. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Fund, will be reimbursed by the Fund.


   4.3 POSTAGE. Postage for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to the Transfer Agent by the Funds at least seven (7) days prior to the mailing date of such materials.

   4.4 INVOICES. Each Fund agrees to pay all of its fees and reimbursable expenses within thirty (30) days following the receipt of the respective invoice, except for any fees or expenses that are subject to good faith dispute. In the event of such a dispute, the Fund may only withhold that portion of the fee or expense subject to the good faith dispute. The Fund shall notify the Transfer Agent in writing within twenty-one (21) calendar days, following the receipt of each invoice, if the Fund is disputing any amounts in good faith. If the Fund does not provide such notice of dispute within the required time, the invoice will be deemed accepted by the Fund. The Fund shall settle such disputed amounts within five (5) days of the day on which the parties agree on the amount to be paid by payment of the agreed amount. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.

   4.5 LATE PAYMENTS. If any undisputed amount in an invoice of the Transfer Agent (for fees or reimbursable expenses) is not paid when due, the Fund shall pay the Transfer Agent interest thereon (from the due date to the date of payment) at a per annum rate equal to one percent (1.0%) plus the Prime Rate (that is, the base rate on corporate loans posted by large domestic banks) published by The Wall Street Journal (or, in the event such rate is not so published, a reasonably equivalent published rate agreed to by the Fund and the Transfer Agent) on the first day of publication during the month when such amount was due. Notwithstanding any other provision hereof, such interest rate shall be no greater than permitted under applicable provisions of Massachusetts law.

   4.6 COST OF LIVING ADJUSTMENT. Following the Initial Term, unless the parties shall otherwise agree and provided that the service mix and volumes remain consistent as previously provided in the Initial Term, the total fee for all services shall equal the fee that would be charged for the same services based on a fee rate (as reflected in a fee rate schedule) increased by the percentage increase for the twelve-month period of such previous calendar year of the Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Boston area, as published bimonthly by the United States Department of Labor, Bureau of Labor Statistics, or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties.

5.     REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT.

       The Transfer Agent represents and warrants to the Funds that:

   5.1 It is a trust company duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

   5.2 It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

   5.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

   5.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

   5.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

   5.6 The various procedures and systems which it has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause, the Funds' records and other data and the Transfer Agent's records, data equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as may be reasonably necessary for the secure performance of its obligations thereunder.

6.     REPRESENTATIONS AND WARRANTIES OF THE FUNDS.

       Each Fund represents and warrants to the Transfer Agent that:

   6.1 It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts with the exception of Castle Convertible Fund, Inc.

       which is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

   6.2 It is empowered under applicable laws and by the applicable Articles of Incorporation or Declaration of Trust, as the case may be, and By-Laws to enter into and perform this Agreement.

   6.3 All corporate proceedings required by said Articles of Incorporation or Declaration of Trust, as the case may be, and By-Laws have been taken to authorize it to enter into and perform this Agreement.

   6.4 It is an open-end and diversified management investment company registered under the Investment Company Act of 1940, with the exception of Castle Convertible Fund, Inc., which is a closed-end management investment company registered under the Investment Company Act of 1940.

   6.5 A registration statement under the Securities Act of 1933, as amended, is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of each of the Funds being offered for sale.

7.     WIRE TRANSFER OPERATING  GUIDELINES/ARTICLES 4A OF THE UNIFORM COMMERCIAL
       CODE

   7.1 OBLIGATION OF SENDER. The Transfer Agent is authorized to promptly debit the appropriate Fund account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Transfer Agent has been instructed by the Fund to transfer. The Transfer Agent shall execute payment orders in compliance with the Security Procedure and with the Fund instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after the customary deadline will be deemed to have been received the next business day.

   7.2 SECURITY PROCEDURE. Each Fund acknowledges that the Security Procedure it has designated on the Fund Selection Form was selected by the Fund from security procedures offered by the Transfer Agent. The Fund shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing. The Fund must notify the Transfer Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Fund's authorized personnel. The Transfer Agent shall verify the authenticity of all Fund instructions according to the Security Procedure.

   7.3 ACCOUNT NUMBERS. The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

   7.4 REJECTION. The Transfer Agent reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Transfer Agent's receipt of such payment order; (b) if initiating such payment order would cause the Transfer Agent, in the Transfer Agent's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to the Transfer Agent; or
       (c) if the Transfer Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

   7.5 CANCELLATION AMENDMENT. The Transfer Agent shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Transfer Agent reasonable opportunity to act. However, the Transfer Agent assumes no liability if the request for amendment or cancellation cannot be satisfied unless the Transfer Agent has acted in bad faith, with negligence or willful misconduct.

   7.6 ERRORS. The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure unless the Transfer Agent has acted in bad faith, with negligence or willful misconduct. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

   7.7 INTEREST. The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless the Transfer Agent is notified of the unauthorized payment order within thirty (30) days of notification by the Transfer Agent of the acceptance of such payment order.

   7.8 ACH CREDIT ENTRIES/PROVISIONAL PAYMENTS. When a Fund initiates or receives Automated Clearing House credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, the Transfer Agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Transfer Agent with respect to an ACH credit entry are provisional until the Transfer Agent receives final settlement for such entry from the Federal Reserve Bank. If the Transfer Agent does not receive such final settlement, the Fund agrees that the Transfer Agent shall receive a refund of the amount credited to the Fund in connection with such entry provided that the Transfer Agent has acted in good faith and without negligence or willful misconduct, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

   7.9 CONFIRMATION. Confirmation of Transfer Agent's execution of payment orders shall ordinarily be provided within twenty four (24) hours notice of which may be delivered through the Transfer Agent's proprietary information systems, or by facsimile or call-back. A Fund must report any objections to the execution of an order within thiny (30) days.

8.     DATA ACCESS AND PROPRIETARY INFORMATION.

   8.1 Each Fund and the Transfer Agent agree that the Proprietary Information (defined below) and the contents of this Agreement (collectively the "Confidential Information") are confidential information of the Funds and the Transfer Agent and their respective licensors. Each Fund and the Transfer Agent shall exercise at least the same degree of care, but not less than reasonable care, to safeguard the confidentiality of the Confidential Information of the other as it would exercise to protect its own confidential information of a similar nature. The Funds and the Transfer Agent shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Funds and the Transfer Agent may, however, disclose Confidential Information to their respective parent corporation, their respective affiliates, their subsidiaries and affiliated companies and employees, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed in breach of this Agreement. Proprietary Information means:

       (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer lists, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Funds or the Transfer Agent, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

       (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Funds or the Transfer Agent a competitive advantage over its competitors; and

       (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

   8.2 Without limiting the foregoing, each Fund agrees for itself and its employees and agents to:

       (a) Use such Proprietary Information (i) solely on the Fund's computers, or (ii) solely from equipment at the location agreed to between the Fund and the Transfer Agent and (iii) solely in accordance with the Transfer Agent's applicable user documentation;

       (b) Refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Fund's computer(s)), the Proprietary Information;

       (c) Refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the: Transfer Agent's instructions;

       (d) Refrain from causing or allowing information transmitted from the Transfer Agent's computer to the Fund's terminal to be retransmitted to any other computer terminal or other device except as expressly permitted by the Transfer Agent (such permission not to be unreasonably withheld);


       (e)    Allow  the  Fund  to  have   access   only  to  those   authorized
              transactions as agreed to between the Fund and the Transfer Agent; and

       (f) Honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent's expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

   8.3 Proprietary Information shall not include all or any portion of any of the foregoing items that: (i) are or become publicly available without breach of this Agreement; (ii) are released for general disclosure by a written release by the Transfer Agent; or (iii) are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement.

   8.4 The Transfer Agent and each Fund agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any customers' lists, trade secrets, cost figures and projections, profit figures and projections, or any other secret or confidential information whatsoever, whether of the Transfer Agent or of the Fund, used or gained by the transfer agent or the Fund during performance under this Agreement. Each Fund and the Transfer Agent further covenant and agree to retain all such knowledge and information acquired during and after the term of this Agreement respecting such lists, trade secrets, or any secret or confidential information whatsoever in trust for the sole benefit of the Transfer Agent or the Fund and their successors and assigns. In the event of breach of the foregoing by either party, the remedies provided by Section 8.5 shall be available to the party whose confidential information is disclosed. The above prohibition of disclosure shall not apply to the extent that the Transfer Agent must disclose such data to its sub-contractor or a Fund's agent for purposes of providing services under this Agreement.

   8.5 Each Fund and the Transfer Agent acknowledge that their obligation to protect each other's Proprietary Information is essential to their business interests and that the disclosure of such Proprietary Information in breach of this Agreement would cause the non-breaching party immediate, substantial and irreparable harm, the value of which would be extremely difficult to determine. Accordingly, each Fund and the Transfer Agent agree that, in addition to any other remedies that may be available in law, equity, or otherwise for the disclosure or use of the Proprietary Information in breach of this Agreement, the non-breaching party shall be entitled to seek and obtain a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach.

   8.6 If any Fund or the Transfer Agent becomes legally compelled (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Fund will provide the Transfer Agent or vice versa, as the case may be, with prompt prior written notice of such requirements so that the Fund or the Transfer Agent may seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, the Fund and the Transfer Agent agree to disclose only that portion of the Confidential Information which they are advised by opinion of counsel is legally required to be disclosed and to take all reasonable steps to preserve the confidentiality of the Confidential Information (including by obtaining an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information). In addition, each Fund and the Transfer Agent agree to not oppose any action (and will, if and to the extent requested by the Fund or the Transfer Agent, cooperate with, assist and join with the Fund or the Transfer Agent, as the case may be, at the other party's expense, in any reasonable action) by the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

   8.7 Notwithstanding anything herein to the contrary, the Transfer Agent shall not, with respect to any "non-public personal information" (as such term is defined in Regulation S-P) pertaining to the Funds' investors, disclose such information to any unaffiliated third party or use such information other than for the purpose of providing the services contemplated by this Agreement, or otherwise permitted under Regulation S-P,or under another agreement covering such information.

   8.8 If a Fund notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING,

       BUT NOT LIMITED TO, THE IMPLIED WARRANTEES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

   8.9 If the transactions available to a Fund include the ability to originate electronic instructions to the Transfer Agent in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with Security Procedures.

  8.10 Each of the Funds and the Transfer Agent shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 8. The obligations of this Section shall survive any earlier termination of this Agreement.

9.     INDEMNIFICATION

   9.1 Each Fund shall indemnify the Transfer Agent and the Transfer Agent shall indemnify each Fund (the "Indemnified Party") from and against, any and all losses, damages, costs, charges, reasonable counsel fees and expenses, payments, expenses and liability arising out of or attributable to any claim, demand, action or suit or other proceeding (a "Claim") relating to this Agreement or such Indemnified Party's duties under this Agreement, including the breach of any representation, covenant, warranty or agreement set forth herein, unless such Claim has resulted from negligence or willful misconduct on the part of the Indemnified Party in the performance of its duties hereunder. In addition, the Transfer Agent shall not be responsible for, and the applicable Fund shall indemnify and hold the Transfer Agent harmless from and against, any Claim which may be asserted against the Transfer Agent or for which the Transfer Agent may be held to be liable arising out of or attributable to any of the following:

       (a) All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement (including the defense of any law suit in which the Transfer Agent or affiliate is a named party), provided that such actions are taken in good faith and without negligence or willful misconduct;

       (b) The Fund's lack of good faith, negligence or willful misconduct in performing its responsibilities under the terms of this Agreement;

       (c) Provided that the Transfer Agent has acted in good faith and without negligence or willful misconduct, the reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (i) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions or other similar means authorized by the Fund, and which have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any broker-dealer, TPA or previous transfer agent: (ii) any instructions or requests of the Fund or any of its officers;

       (iii) any instructions or opinions of legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent after consultation with such legal counsel; or (iv) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

       (d) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares;

       (e) In the absence of negligence, bad faith or willful misconduct by the Transfer Agent, the negotiation and processing of any checks including without limitation for deposit into the Fund's demand deposit account maintained by the Transfer Agent;

       (f) Upon a Fund's request entering into any agreements required by the NSCC for the transmission of Fund or Shareholder data through the NSCC clearing systems; or

       (g) Upon a Fund's request, entering into any sub-servicing agreements to service certain German registered Funds, as set forth on Schedule 1.l(p).

   9.2 In order that the indemnification provisions contained in this Section 9 shall apply, upon the assertion of a claim for which the Indemnifying Party may be required to indemnify the Indemnified Party, the Indemnified Party shall promptly notify the Indemnifying Party of such assertion, and shall keep the Indemnifying Party advised with respect to all developments concerning such claim. The Indemnifying Party shall have the option to participate with the Indemnified Party in the defense of such claim or to defend against said claim in its own name or in the name of the Indemnified Party. The Indemnified Party shall in no case confess any claim or make any compromise in any case in which the Indemnifying Party may be required to indemnify the Indemnified Party except with the Indemnifying Party's prior written consent.

10.    STANDARD OF CARE

       The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within commercially reasonable limits to ensure the accuracy of all services performed under this Agreement, BUT assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or agents. The parties agree that any encoding or payment processing errors shall be governed by this standard of care and Section 4-209 of the Uniform Commercial Code is superseded by SECTION 10 of this Agreement. This standard of care also shall apply to Exception Services, as defined in Section 2.3 herein, but such application shall take into consideration the manual processing involved in, and time-sensitive nature of, Exception Services. Notwithstanding the foregoing, the Transfer Agent's aggregate liability during any term of this Agreement with respect to, arising from or arising in connection with this Agreement, or from all services provided or omitted to be provided by the Transfer Agent under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the aggregate of the amounts actually received hereunder by the Transfer Agent as fees and charges, but not including reimbursable expenses, with respect to the applicable Fund, during the six (6) calendar months immediately preceding the event for which recovery from the Transfer Agent is being sought.

11.    COVENANTS OF THE FUNDS AND THE TRANSFER AGENT

  11.1 Each Fund shall promptly furnish to the Transfer Agent the following:

       (a) A certified copy of the resolution of the Board of Trustees or Directors of the Fund, as applicable, authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement.

       (b) A copy of the Declaration of Trust or Articles of Incorporation, as applicable, and By-Laws of the Fund and all amendments thereto.

       (c) A certificate as to the Shares authorized, issued and outstanding as well as any authorized but unissued shares reserved for specific purposes.

  11.2 The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to each Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any, and for the preparation or use, and for keeping account of, such certificates, forms and devices.

  11.3 In case of any requests or demands for the inspection of Shareholder records of a Fund, the Transfer Agent will notify the Fund of such request and secure written instructions as to the handling of such request, unless in its reasonable opinion the Transfer Agent believes it is legally required to allow the inspection of the records.

12.    TERMINATION OF AGREEMENT.

  12.1 TERM. The initial term of this Agreement (the "Initial Term") shall be five years from the date first stated above unless terminated pursuant to the provisions of this SECTION 12. Unless a party gives written notice to the other party one hundred and twenty (120) days before the expiration of the Initial Term or any Renewal Term, this Agreement will renew automatically from year to year each such year-to-year renewal term a "Renewal Term." One hundred and twenty (120) days before the expiration of the Initial Term or a Renewal Term the parties to this Agreement will agree upon a Fee Schedule for the upcoming Renewal Term. Otherwise, the fees shall be increased pursuant to SECTION 4.6 of this Agreement. Notwithstanding the termination or non-renewal of this Agreement, the terms and conditions of this Agreement shall continue to apply until the completion of Deconversion, defined below.

  12.2 DECONVERSION. In the event that this Agreement is terminated or not renewed with respect to a Fund, the Transfer Agent agrees that, in order to provide for uninterrupted service to the Funds, the Transfer Agent, at the Fund's request, shall offer reasonable assistance in converting or transferring the Fund's records from the Transfer Agent's systems or facilities to whatever services, systems or facilities are designated by the Fund (the "Deconversion") (subject to the recompense of the Transfer Agent for such assistance at its standard rates and fees in effect at the time within a reasonable time frame agreed to by the parties). As used herein "reasonable assistance" and "transitional assistance" shall not include requiring the Transfer Agent (i) to assist any new service or system provider to modify, to alter, to enhance, or to improve such provider's system, or to provide any new functionality to such provider's system, (ii) to disclose any protected information of the Transfer Agent, or (iii) to develop Deconversion software, to modify any of the Transfer Agent's software, or to otherwise alter the format of the data as maintained on any provider's systems.

  12.3 EARLY TERMINATION. Should services be converted to a successor service provider prior to the expiration of the Initial Term, then the remaining Funds that are parties to the Agreement will pay to the Transfer Agent an amount equal to the Transfer Agent's cost for the initial conversion and implementation of the remaining Funds, pro rated among the number of accounts remaining for the respective Fund, which will be subject to a pro rata reduction over the Initial Term, on the date notice of termination was given to the Transfer Agent, and the payment of all fees to the Transfer Agent as set forth herein shall be accelerated to the business day immediately prior to the Deconversion or termination of services.

  12.4 TERMINATION BY EACH FUND. Each Fund may terminate this Agreement and the appointment of the Transfer Agent with immediate effect and without any penalty at any time if:

       (a) The Transfer Agent shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Transfer Agent seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Transfer Agent shall take any corporate action to authorize any of the preceding actions;

       (b) With respect to any particular Fund, such Fund has substantially liquidated or distributed its assets to Shareholders or a successor following a vote of such Shareholders or other action to dissolve the Fund;

       (c) The Transfer Agent shall breach in any material respect any representation, warranty or covenant set forth in this Agreement;

       (d) A Change of Control shall occur with respect to the Transfer Agent or Fred Alger Management Inc. "Change in Control" means (i) a consolidation or merger of an entity, or its parent corporation, into or with any other entity where the original entity, or its parent corporation, is not the surviving entity (but excluding any such merger or consolidation of any entity as to which at least fifty percent (50%) of the outstanding voting securities of the surviving entity are owned by the owners of the original entity. or its parent corporation, immediately prior to the merger or consolidation), (ii) a sale, transfer or other disposition of all, or substantially all, of the assets of an entity, or its parent corporation, in a single transaction or series of related transactions, to any person, or group of related persons, not controlled by the transferring entity or its parent corporation or
              (iii) the acquisition by any person of beneficial ownership of more than fifty percent (50%) of the outstanding shares of stock of an entity or its parent corporation; or

       (e)    The  Transfer  Agent has  consistently  failed to meet the Service
              Levels;

  12.5 EXPIRATION OF TERM. During the Initial Term or Renewal Term, whichever currently is in effect, should any Fund or the Transfer Agent exercise its right to terminate, all out-of-pocket expenses or costs associated with the movement of records and material will be borne by the party terminating this Agreement. Additionally, the Transfer Agent reserves the right to charge for any other reasonable expenses associated with such termination.

  12.6 CONFIDENTIAL INFORMATION. Upon termination of this Agreement with respect to a Fund, the Funds and the Transfer Agent shall return to the other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations.

  12.7 UNPAID INVOICES. The Transfer Agent may terminate this Agreement with respect to a Fund immediately upon an unpaid invoice payable by the Fund to the Transfer Agent being outstanding for more than ninety (90) days, except with respect to any amount subject to a good faith dispute within the meaning of SECTION 4.4 of this Agreement.

  12.8 BANKRUPTCY. Each Fund and the Transfer Agent party hereto may terminate this Agreement by notice to the other party, effective at any time specified therein, in the event that (a) the other party ceases to carry on its business or (b) an action is commenced by or against the other party under Title 11 of the United States Code or a receiver, conservator or similar officer is appointed for the other party and such suit, conservatorship or receivership is not discharged within thirty (30) days.

13.    ASSIGNMENT AND THIRD PARTY BENEFICIARIES

  13.1 Except as provided in SECTION 14.1 below, neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the written consent of the counterparty. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

  13.2 Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Funds, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Funds. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

  13.3 This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and any Fund or Funds. Other than as provided in Section 14.1 and Schedule 1.2(f), neither the Funds nor the Transfer Agent shall make any commitments with third parties that are binding on the other party without the other party's prior written consent.

14.    SUBCONTRACTORS

  14.1 The Transfer Agent may, without further consent on the part of a Fund, subcontract for the performance hereof, with respect to that Fund, with
       (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("Boston Financial") which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended, (ii) a Boston Financial subsidiary duly registered as a transfer agent, (iii) a Boston Financial affiliate duly registered as a transfer agent, (iv) EquiServe Limited Partnership or its successor; provided, however, that the Transfer Agent shall be fully responsible to each Fund for the acts and omissions of Boston Financial or its subsidiary or affiliate or of EquiServe Limited Partnership or its successor as it is for its own acts and omissions and/or (v) Continental Funds Services, its successors or affiliates pursuant to an sub-servicing agreement which the Transfer Agent has agreed to entered into at the direction of the Funds. The Transfer Agent may not, without the prior written consent of each Fund, subcontract for the performance of services hereunder to any party other than those listed in this paragraph.

  14.2 Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as by way of example and not limitation, Airborne Services, Federal Express, United Parcel Service, the U.S. Mails, the NSCC and telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

15.    MISCELLANEOUS

  15.1 AMENDMENT. This Agreement may be amended or modified, with respect to a Fund, by a written agreement executed by the parties and authorized or approved by a resolution of the Board of Trustees or Directors, as applicable, of the Fund.

  15.2 MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

  15.3 FORCE MAJEURE. In the event that a Fund or the Transfer Agent is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

  15.4 CONSEQUENTIAL DAMAGES. Neither any Fund nor the Transfer Agent shall be liable to each other for special, indirect or consequential damages under any provision of this Agreement or for any special, indirect or consequential damages arising out of any act or failure to act hereunder.

  15.5 SURVIVAL. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

  15.6 SEVERABILITY. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

  15.7 PRIORITIES CLAUSE. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any Schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

  15.8 WAIVER. No waiver by any party of any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

  15.9 MERGER OF AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

 15.10 COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

 15.11 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The Funds and the Transfer Agent each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

15.12 NOTICES. All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

       (a)    If to State Street Bank and Trust Company, to:

              Boston Financial Data Services, Inc.
              2 Heritage Drive, 4th Floor
              North Quincy, MA 02171
              Attention: Legal Department
              Facsimile: 617-483-2490

       (b)    If to a Fund, to:

              (Name of Fund)
              30 Montgomery Street
              Jersey City, NJ 07302
              Attention: Legal Department
              Facsimile: 201-547-8219

 15.13 DISCLAIMER OF TRUSTEE OR SHOREHOLDER LIABILITY. The Transfer Agent understands and agrees that the obligations of each Fund under this Agreement that is organized as a Massachusetts business trust are not binding upon any Trustee or shareholder of that Fund personally, hut bind only the Fund and the Fund's property; the Transfer Agent represents that it has notice of the provisions of the Declaration of Trust of each such Fund disclaiming Trustee or shareholder liability for acts or obligations of the Fund.

16.    ADDITIONAL FUNDS.

       In the event that a Fund establishes one or more series of Shares, in addition to those listed on the attached Schedule A, with respect to which it desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent in writing to the effect that the Fund appoints the Transfer Agent as transfer agent for the new series. The notice must be received by the Transfer Agent within a reasonable period of time prior to the commencement of operations of the new series in order to allow the Transfer Agent in the ordinary course of its business to prepare to perform its duties for the new series. Such series of Shares shall become a Portfolio hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

STATE STREET BANK AND TRUST                  THE ALGER AMERICAN FUND
COMPANY

By: /s/ Joseph L. Hooley                     By:
   --------------------------
Name: Joseph L. Hoooley                      Name: Frederick A. Blum

Title: Executive Vice President              Title: Treasurer

Attest: /s/ Sharon Frever                    Attest:

Name: Sharon Frever                          Name: Katherine P. Feld

                                             THE ALGER INSTITUTIONAL FUNDS

                                             By:

                                             Name: Frederick A. Blum

                                             Title: Treasurer

                                             Attest:

                                             Name: Katherine P. Feld

                                             SPECTRA FUND

                                             By:

                                             Name: Frederick A. Blum

                                             Title: Treasurer

                                             Attest:

                                             Name: Katherine P. Feld

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

STATE STREET BANK AND TRUST                  THE ALGER AMERICAN FUND
COMPANY

By:                                          By: /s/ Frederick A. Blum

Name:                                        Name: Frederick A. Blum

Title:                                       Title: Treasurer

Attest:                                      Attest: /s/ Katherine P. Feld

Name:                                        Name: Katherine P. Feld

                                             THE ALGER INSTITUTIONAL FUNDS

                                             By: /s/ Frederick A. Blum

                                             Name: Frederick A. Blum

                                             Title: Treasurer

                                             Attest: /s/ Katherine P. Feld

                                             Name: Katherine P. Feld

                                             SPECTRA FUND

                                             By: /s/ Frederick A. Blum

                                             Name: Frederick A. Blum

                                             Title: Treasurer

                                             Attest: /s/ Katherine P. Feld

                                             Name: Katherine P. Feld

                                             THE CHINA-U.S. GROWTH FUND

                                             By: /s/ Frederick A. Blum

                                             Name: Frederick A. Blum

                                             Title: Treasurer

                                             Attest: /s/ Katherine P. Feld

                                             Name: Katherine P. Feld

                                             CASTLE CONVERTIBLE FUND, INC.

                                             By: /s/ Frederick A. Blum

                                             Name: Frederick A. Blum

                                             Title: Treasurer

                                             Attest: /s/ Katherine P. Feld

                                             Name: Katherine P. Feld

                                             THE ALGER FUNDS

                                             By: /s/ Frederick A. Blum

                                             Name: Frederick A. Blum

                                             Title: Treasurer

                                             Attest: /s/ Katherine P. Feld

                                             Name: Katherine P. Feld

                                   SCHEDULE A

The Alger Funds
Alger Balanced Fund
Alger Capital Appreciation Fund
Alger Health Sciences Fund
Alger Large Cap Growth Fund
Alger MidCap Growth Fund
Alger SmallCap & MidCap Growth Fund
Alger SmallCap Growth Fund
Alger Money Market Fund
The Alger American Fund
Alger American Balanced Portfolio
Alger American Growth Portfolio
Alger American Income & Growth Portfolio
Alger American Leveraged All-Cap Portfolio
Alger American MidCap Growth Portfolio
Alger American Small Capitalization Portfolio
The Alger Institutional Funds
Alger Balanced Institutional Fund
Alger Capital Appreciation Institutional Fund
Alger LargeCap Growth Institutional Fund
Alger MidCap Growth Institutional Fund
Alger SmallCap Growth Institutional Fund
Alger Socially Responsible Growth lnstitutional Fund

Spectra Fund
The China-U.S. Growth Fund
Castle Convertible Fund, Inc.

                                SCHEDULE 1.2(g)
                      TELEPHONE SUPPORT FEES AND SERVICES

                           Dated_____________________

a.     SERVICES

       i.     Telephone Support Functions

              1. Answer telephone inquiries from 8:30 a.m. to 7 p.m. Boston time Monday through Friday, except New York Stock Exchange holidays, from existing customers and prospective customers of the Fund for sales literature.

              2. Answer questions to the extent that such questions are answerable based upon the information supplied to the Transfer Agent by the Fund.

              3. The Transfer Agent will receive calls and take oral requests from shareholders and brokers of record of the Fund. Calls and oral requests to be answered by the Transfer Agent include: telephone redemptions, telephone purchases, account maintenance, telephone exchanges, confirmed transactions, account balances and general inquiries. Some inquiries may result in research which will be done by the Transfer Agent. Calls relating to matters not described in the previous sentence, or to the extent questions cannot be answered based upon information supplied to the Transfer Agent by the Funds, may be referred directly to the Fund.

       ii.    Maintain   prospect   detail   information   for  six  (6)  months
              thereafter, and provide such information to the Funds in the form that the Funds may reasonably request;

       iii. Send any and all orders for literature from the Transfer Agent to the Fund's fulfillment vendor a minimum of one transmission per day at a mutually agreed upon time;

       iv. Provide the Fund with monthly telephone reports detailing the calls received, abandon rate, calls to the VRU and Service Factor during the monthly period;

       v. Provide the Fund with monthly conversion reports as selected by the Funds from DST's standard report package.

b.     SUBCONTRACTORS

       i.     The  Transfer  Agent  may,  with  consent on the part of the Fund,
              subcontract   ministerial   telephone  support  services  for  the
              performance hereof.

c.     FEES

       See Schedule 4.1

                                 SCHEDULE 1.2(h)
                                 AML DELEGATION

1.     Delegation.   In  connection  with  the  enactment  of  the  Uniting  and
       Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the regulations promulgated thereunder (collectively, the "USA PATRIOT Act"), the Funds have developed and implemented a written anti-money laundering program (the "AML Program"), which is designed to satisfy the requirements of the USA PATRIOT Act. Under the USA PATRIOT Act, a mutual fund can elect to delegate certain duties with respect to the implementation and operation of its AML Program to a service provider, including its transfer agent. Each Fund is desirous of having the Transfer Agent perform certain delegated duties pursuant to the AML Program and the Transfer Agent desires to accept such delegation.

2. Limitation on Delegation. Each Fund acknowledges and agrees that in accepting the delegation hereunder, the Transfer Agent is agreeing to perform only those duties that have been expressly delegated on this
       Schedule 1.2(h) (the "Delegated Duties"), as may be amended from time to time, and is not undertaking and shall not be responsible for any other aspect of the AML Program or for the overall compliance by the Fund with the USA PATRIOT Act or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the Delegated Duties with respect to the ownership of, and transactions in, shares in the Funds for which the Transfer Agent maintains the applicable shareholder information. Nevertheless, the Transfer Agent represents that, in its opinion, its performance of the Delegated Duties constitutes a comprehensive AML program in compliance with the USA PATRIOT Act, as applicable to mutual funds.

3. Consent to Examination. In connection with the performance by the Transfer Agent of the Delegated Duties, the Transfer Agent understands and acknowledges that each Fund remains responsible for assuring compliance with the USA PATRIOT Act and that the records the Transfer Agent maintains for the Funds relating to the AML Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours and on reasonable notice all required records and information for review by such examiners.

4.     Delegated Duties

   4.1 Consistent with the services provided by the Transfer Agent and with respect to the ownership of shares in the Funds for which the Transfer Agent maintains the applicable Shareholder information, the Transfer Agent shall:

                                 SCHEDULE 1.2(h)
                                 AML DELEGATION
                                   (CONTINUED)

       (a) Submit all financial and non-financial transactions through the Office of Foreign Assets Control ("OFAC") database and such other lists or databases as may be required from time to time by applicable regulatory authorities;

       (b)    Review special payee checks through OFAC database;

       (c) Review redemption transactions that occur within thirty (30) days of account establishment or maintenance;

       (d) Review wires, including the identity of the transmitter and recipient of wires, that are sent pursuant to banking instructions; and verify the identity of transmitters and recipients that are not on file with the Transfer Agent;

       (e)    Review accounts with small balances followed by large purchases;

       (f) Review accounts with frequent activity within a specified date range followed by a large redemption;

       (g) On a daily basis, review purchase and redemption activity per tax identification number ("TIN") within the Funds to determine if activity for that TIN exceeded the $100,000 threshold on any given day;

       (h)    Monitor  and track cash  equivalents  under  $10,000 for a rolling
              twelve-month   period  and  file  IRS  Form  8300  and  issue  the
              Shareholder notices required by the IRS;

       (i) Determine when a suspicious activity report ("SAR") should be filed as required by regulations applicable to mutual funds; prepare and file the SAR. Provide the Fund with a copy of the SAR within a reasonable time after filing; notify the fund if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR;

       (j) Compare account information to any FinCEN request received by a Fund and provided to the Transfer Agent pursuant to USA PATRIOT Act SEC. 314(a). Provide the Fund with documents/information necessary to respond to requests under USA PATRIOT Act SEC. 314(a) within required time frames;

       (k) In accordance with procedures agreed upon by the parties (which may be amended from time to time by mutual agreement of the parties) (i) verify the identity of any person seeking to open an account with a Fund, (ii) maintain records of the information used to verify the person's identity and (iii) determine whether the person appears on any lists of known or suspected terrorists or terrorists organizations provided to the Funds by any government agency;

                                 SCHEDULE 1.2(h)
                                 AML DELEGATION
                                   (CONTINUED)

       (l) Establish policies, procedures and internal controls to achieve compliance with the Bank Secrecy Act and implementing regulations;

       (m) Establish policies, procedures and internal controls to detect the opening of correspondent accounts for foreign banks, the opening of private banking accounts, and the necessary filing of reports of foreign bank and financial accounts; and

       (n) Determine when transactions require the filing of Currency Transaction Reports ("CTRs") and/or the filing of International Transportation of Currency or Monetary Instruments Reports ("CIMRs"); prepare and file such reports.

   4.2 In the event that the Transfer Agent detects activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a SAR, a Form 8300 or other similar report or notice to OFAC, then the Transfer Agent shall also immediately notify the Funds, unless prohibited by applicable law.

                                  SCHEDULE 2.1
                     THIRD PARTY ADMINISTRATOR(S) PROCEDURES

                               Dated_____________

1. On each day on which both the New York Stock Exchange and the applicable Fund are open for business (a "Business Day"), the TPA(s) shall receive, on behalf of and as agent of the Fund, Instructions (as hereinafter defined) from the Plan. Instructions shall mean as to each Fund (i) orders by the Plan for the purchases of Shares, and (ii) requests by the Plan for the redemption of Shares; in each case based on the Plan's receipt of purchase orders and redemption requests by Participants in proper form by the time required by the terms of the Plan, but not later than the time of day as of which the net asset value of the Fund is calculated, as described from time to time in that Fund's prospectus. Each Business Day on which the TPA receives Instructions shall be a "Trade Date".

2.     The  TPA(s)   shall   communicate   the  TPA(s)'s   acceptance   of  such
       Instructions, to the applicable Plan.

3. On the next succeeding Business Day following the Trade Date on which it accepted Instructions for the purchase and redemption of Shares, (TD+1), the TPA(s) shall notify the Transfer Agent of the net amount of such purchases or redemptions, as the case may be, for each of the Plans. In the case of net purchases by any Plan, the TPA(s) shall instruct the Trustees of such Plan to transmit the aggregate purchase price for Shares by wire transfer to the Transfer Agent on (TD+1). In the case of net redemptions by any Plan, the TPA(s) shall instruct the Fund's custodian to transmit the aggregate redemption proceeds for Shares by wire transfer to the Trustees of such Plan on (TD+1). The times at which such notification and transmission shall occur on (TD+1) shall be as mutually agreed upon by each Fund, the TPA(s), and the Transfer Agent.

4. The TPA(s) shall maintain separate records for each Plan, which record shall reflect Shares purchased and redeemed, including the date and price for all transactions, and Share balances. The TPA(s) shall maintain on behalf of each of the Plans a single master account with the Transfer Agent and such account shall be in the name of that Plan, the TPA(s), or the nominee of either thereof as the record owner of Shares owned by such Plan.

5. The TPA(s) shall maintain records of all proceeds of redemptions of Shares and all other distributions not reinvested in Shares.

6. The TPA(s) shall prepare, and transmit to each of the Plans, periodic account statements showing the total number of Shares owned by that Plan as of the statement closing date, purchases and redemptions of Shares by the Plan during the period covered by the statement, and the dividends and other distributions paid to the Plan on Shares during the statement period (whether paid in cash or reinvested in Shares).

                                  SCHEDULE 2.1
                    THIRD PARTY ADMINISTRATOR(S) PROCEDURES
                                  (continued)

7. The TPA(s) shall, at the request and expense of each participating Fund, transmit to the Plans prospectuses, proxy materials, reports, and other information provided by each Fund for delivery to its shareholders.

8. The TPA(s) shall, at the request of a Fund, prepare and transmit to the Fund or any agent designated by it such periodic reports covering Shares of the Fund as the Fund shall reasonably conclude are necessary to enable the Fund to comply with state Blue Sky requirements.

9. The TPA(s) shall transmit to the Plans confirmation of purchase orders and redemption requests placed by the Plans; and

10. The TPA(s) shall, with respect to Shares, maintain account balance information for the Plan(s) and daily and monthly purchase summaries expressed in Shares and dollar amounts.

11. Plan sponsors may request, or the law may require, that prospectuses, proxy materials, periodic reports and other materials relating to each Fund be furnished to Participants in which event the Transfer Agent or each Fund shall mail or cause to be mailed such materials to Participants. With respect to any such mailing, the TPA(s) shall, at the request of the Transfer Agent or each Fund, provide at the TPA(s)'s expense a complete and accurate set of mailing labels with the name and address of each Participant having an interest through the Plans in Shares.

                                  SCHEDULE 3.1
                                 SERVICE LEVELS

The availability, service and performance levels and standards represent the levels and standards which the Transfer Agent is, and has for some time been, generally achieving in its day-to-day operations and which each Fund may reasonably expect the Transfer Agent to generally achieve. Notwithstanding anything in the Agreement or any supplement to the contrary, this does not mean, and, the Transfer Agent neither represents, warrants, or covenants that, nor does the Fund expect, that the Transfer Agent shall always meet, fulfill or comply with the following levels and standards at all times. Rather, it is the expectation of the Parties that, in the event of failure to meet, fulfill or comply with the foregoing levels and standards, the Fund shall promptly notify the Transfer Agent thereof and the Transfer Agent and the Fund shall coordinate and cooperate to correct the inadequacies. In such event, the Transfer Agent shall provide the resources reasonably necessary to restore its compliance with the foregoing levels and standards as quickly as reasonably practical under the circumstances.

CUSTOMER SERVICE

--------------------------------------------------------------------------------
ACTIVITIES                              TRANSFER AGENT TIMELINESS STANDARD
--------------------------------------------------------------------------------
TELEPHONE SERVICING
--------------------------------------------------------------------------------
Speed of Answer                         15 seconds
--------------------------------------------------------------------------------
Abandonment Rate                        2% or less
--------------------------------------------------------------------------------
Service Level                           85%
--------------------------------------------------------------------------------
ACCOUNT RESEARCH
--------------------------------------------------------------------------------
Financial                               2 days
--------------------------------------------------------------------------------
Non-Financial                           3 days
--------------------------------------------------------------------------------
Transcripts                             5 days
--------------------------------------------------------------------------------
CORRESPONDENCE
--------------------------------------------------------------------------------
Financial                               3 days
--------------------------------------------------------------------------------
Non-Financial                           7 days
--------------------------------------------------------------------------------
IRA/Account Transfer Request
--------------------------------------------------------------------------------
  Notices (LOA)                         3 days
--------------------------------------------------------------------------------
IRA/Account Transfer Reminder Notices   30, 45 days
--------------------------------------------------------------------------------

TRANSACTION PROCESSING

--------------------------------------------------------------------------------
ACTIVITIES                              TRANSFER AGENT TIMELINESS STANDARD
--------------------------------------------------------------------------------
Transactions/Types
--------------------------------------------------------------------------------
New Accounts                            Same day
--------------------------------------------------------------------------------
Purchases                               Same day
--------------------------------------------------------------------------------
Redemptions                             Same day
--------------------------------------------------------------------------------
Exchanges                               Same day
--------------------------------------------------------------------------------
Transfers                               Next day
--------------------------------------------------------------------------------
Adjustments                             3 days
--------------------------------------------------------------------------------
Maintenance - Financial                 3 days
--------------------------------------------------------------------------------
Maintenance - Non-Financial             6 days
--------------------------------------------------------------------------------

                                  SCHEDULE 3.1
                                 SERVICE LEVELS
                                  (CONTINUED)

COMMISSIONS

--------------------------------------------------------------------------------
ACTIVITIES                              TRANSFER AGENT TIMELINESS STANDARD
--------------------------------------------------------------------------------

12b-1 STANDARDS

Funding Letter to Alger Funds           3 days after Cycle end date
Mailing and delivery of payment via
  Commserve                             3 days after funding is received from
                                          Alger Funds

REGULAR COMMISSION

Funding Letter to Alger Funds           3 days after Cycle end date
Mailing and delivery of payment via
  Commserve                             3 days after funding is received from
                                          Alger Funds

PROCESSING ACCURACY

Overall Transaction Quality             96%
Measured and reported by Boston Financial
QAT Process (Based on NQR "best-in-class" standards by NQR for BFDS clients - updated at least annually)

SHAREHOLDER AND DEALER STATEMENTS

The Transfer Agent shall send an accurate monthly and quarterly statement file to the print/mail vendor by the first business day after each month end.

DAILY CONFIRMATION FILE

The Transfer Agent shall send an accurate daily confirmation file to the print/mail vendor each business day for the trades processed the previous business day. The Transfer Agent shall use its best efforts to deliver this file no later than 8:00 a.m. each business day for the trades processed the previous business day.

                                  SCHEDULE 4.1
                                      FEES

                EFFECTIVE: NOVEMBER 22, 2004 TO NOVEMBER 22, 2009

GENERAL:

Fees are based on an annual per Shareholder account charge for account maintenance plus transaction and out-of-pocket expenses. Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

ACCOUNT SERVICE FEES:
  Open Account Fee
    Direct Accounts                     $10.75/account
    NSCC - Level III                    $8.50/account
  Closed Accounts                       $2.50/account

ACTIVITY FEES:
    Telephone calls                     $3.00/call
    IRAs                                $2.00/plan

IMPLEMENTATION CONVERSION FEES:

Data mapping, conversion programming, data                  Fee waived
conversion, two mock conversions, and a dress rehearsal.

One-man month of "Train the Trainer" for each               Fee waived
Fund's associates at its facility.

Programming hours for systems modifications                 Fee waived
(capped at 2,000 hours)

Image conversion required prior to implementation           Capped at $200,000

Out of Pocket expenses for implementation,                  Capped at $75,000
including travel expenses for all associates of the Transfer Agent and affiliates.

OUT-OF POCKET EXPENSES:

To be paid by the Funds - See Section 4 (Page 10)

GERMAN SHAREHOLDER PROCESSING

For so long as the Sub-servicing Agreement dated November 10, 2004 between State Street Bank and Trust Company and Continental Fund Services, S.A. shall remain in effect, Alger Smallcap Growth Fund, Alger MidCap Growth Fund and Alger LargeCap Growth Fund shall individually pay the following account service fees to State Street Bank and Trust Company:

     USD $4 per account per year
     USD $5 per transaction per year


These fees are subject to change upon mutual agreement of Alger SmallCap Growth Fund, Alger MidCap Growth Fund and Alger LargeCap Growth Fund, respectively, and the Transfer Agent relative to any changes in fees that are agreed upon between State Street Bank and Trust Company and Continental Fund Services, S.A. under the Sub-Servicing Agreement dated November 10, 2004 as it may be amended from time to time.

                                 SCHEDULE 1.1(p)
                            GERMAN REGISTERED FUNDS

SERVICES AS SET OUT ON THIS SCHEDULE 5 WILL BE PROVIDED FOR:

Alger SmallCap Growth Fund
Alger MidCap Growth Fund
Alger LargeCap Growth Fund

COMMUNICATIONS:

       State Street to provide VPN access to Sub T/A for TA2000 to support data entry.

       State Street will process data in the event of communication failure to Sub T/A provided that data is received by market close, in U.S. dollars ("USD") and in English language.

GERMAN SAVINGS PLAN PROCESS:

       State Street will generate a file to the Funds' German Paying Agent, Merck Finck, on the first business day of the month and will process their return file upon receipt of a wire in USD. The return file is expected to be received on the second business day.

SYSTEMATIC WITHDRAWAL PLANS (SWIPS):

       State Street will process German SWIPS as indicated by prospectus. Payments for shareholders may be in the form of a bulk wire to the Funds' German Paying Agent.

DAILY AND QUARTERLY STATEMENTS:

       State Street will create a print-ready, multi-lingual statement file extract for daily and quarterly statements for the Funds' designated print vendor.

NORAMCO INFORMATION PROCESSING SYSTEM (NIPS):

       State Street will send the NIPS extract files on a daily basis using standard TA2000 TIP files to provide data to the Funds' German Distributor.

COMMISSIONS:

       State Street will process a bi-monthly Dealer concession commission and a quarterly 12b-1 trail commission file. Payments will be made to Dealers accordingly.

FONDSPOLICE:

       State Street will support the monthly purchases into the Fondspolice accounts for the Funds. These purchases settle T+4; all other transactions settle T+2.